Exhibit 10.4

First AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), entered into as of the Effective Time (as defined below), by and between Anthony Amato (“Executive”) and BioSig Technologies Inc., a Delaware corporation (the “Company”), for the purpose of amending that certain Executive Employment Agreement, dated as of August 1, 2024 by and between Executive and the Company (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and Executive desire to state in writing the terms and conditions of their agreement and understandings with respect to the Amendment of the Agreement effective as of the effective time (the “Effective Time”) of the proposed transaction by and among the BST Sub ULC, an unlimited liability company organized under the laws of the Province of British Columbia and a wholly-owned subsidiary of the Company (“ExchangeCo”), 1540875 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a wholly-owned subsidiary of the Parent (“Callco”), Streamex Exchange Corporation, a corporation organized under the laws of the Province of British Columbia (“Streamex”), each shareholder of Streamex and 1540873 B.C. Ltd., as trustee of the trust formed pursuant to the Exchange Rights Agreement (the “Trustee”), pursuant to which, among other things, the Company, through ExchangeCo, will purchase from each Shareholder, and each Shareholder will sell to the Company, through ExchangeCo, all of the issued and outstanding shares of Streamex (the “Transaction”), which Transaction is governed by the Purchase Agreement by and among each of the Company, ExchangeCo, Callco, Streamex and the Trustee, dated as of May 23, 2025 (the “Purchase Agreement”);

WHEREAS, Section 11(a) of the Agreement provides that any amendment to the Agreement must be executed by all parties to the Agreement; and

WHEREAS, the parties mutually desire to modify certain provisions that would otherwise apply to Executive’s severance provisions pursuant to the Agreement.

NOW, THEREFORE, pursuant to Section 11(a) of the Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	Section 4(c) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

(c) Resignation in Connection with the Transaction. If Executive resigns in accordance with the terms and provisions of the Purchase Agreement, then the following severance provisions shall apply to Executive:

(i)	Severance Payments. Executive shall receive, in addition to the Accrued Obligations, severance pay in an amount equal to $400,000, less all customary and required taxes and employment-related deductions, payable in substantially equal periodic installments over the course of eight (8) months in accordance with the Company’s payroll practices as in effect from time to time, with the first installment being paid on the Company’s first payroll date following the Effective Date.

2.	Equity Compensation – Vesting and Treatment Upon Resignation Pursuant to the Purchase Agreement

Notwithstanding anything to the contrary in any applicable equity incentive plan, grant agreement, or Company policy, the Company agrees to the following treatment of the Executive’s equity upon his resignation pursuant to the Purchase Agreement:

(i)	Treatment of Vested and Unvested Equity:

As of the Effective Date, all equity awards previously granted to the Executive — including but not limited to vested and unvested stock options, restricted stock units (RSUs), performance stock units (PSUs), and any other equity-based awards —shall be accelerated, deemed fully vested and nonforfeitable. All such awards shall become fully vested and, to the extent applicable, immediately exercisable.

(ii)	Extended Exercise Period:

The post-resignation exercise period for all vested stock options (including those that become vested under this Agreement) shall be extended to the later of:

(a) the original expiration date of the applicable option(s), or

(b) 36 months following the Effective Date.

3.	Section 4(d) and Section 4(f) of the Agreement are hereby deleted in their entirety.

4.	The penultimate sentence of Section 7(e) of this Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

In the event that any payments under this Agreement or otherwise are required to be reduced as described in this Section 7(e), the adjustment will be made by reducing the cash severance, if any, due to Executive pursuant to Section 4(c).

5.	The Executive shall sign a Resignation and Release substantially in the form of Exhibit A hereto, in place of the Separation Agreement.

6.	The Agreement, except as modified by this Amendment, shall remain in full force and effect.

[Remainder of the Page Intentionally Left Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the Effective Date.

EXECUTIVE:

Name:	Anthony Amato

THE COMPANY:

By:
Name:
Title:

[Signature Page to First Amendment to Employment Agreement]

Exhibit a

form of RESIGNATION AND RELEASE

[Exhibit A to First Amendment to Employment Agreement]